Exhibit 5.1

Pearl Cohen Zedek Latzer Baratz
Advocates, Patent Attorneys & Notaries

August 3, 2015

To:

Intec Pharma Ltd.

12 Hartom Street, Har Hotzvim,

Jerusalem, Israel, 91450

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Israeli counsel for Intec Pharma Ltd., an Israeli company (the “Company”), in connection with the underwritten initial public offering (the “Offering“) by the Company, contemplating (i) the issuance and sale by the Company of an aggregate of 5,025,000 ordinary shares, no par value (“Ordinary Shares”) of the Company (the “Offering Shares”) and (ii) the potential issuance and sale by the Company of up to an additional 753,750 Ordinary Shares (the “Additional Shares” and, collectively with the Offering Shares, the “Shares”), that are subject to an over-allotment option granted by the Company to the underwriters of the Offering. This opinion letter is rendered pursuant to Item 8(a) of Form F-1 promulgated by the United States Securities and Exchange Commission (the “SEC”) and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the registration statement on Form F-1 (File No. 333-204836) filed by the Company with the SEC (as amended through the date hereof, the “Registration Statement”) and to which this opinion is attached as an exhibit; (ii) a copy of the articles of association of the Company, as currently in effect (the “Articles”); (iii) resolutions of the board of directors (the “Board”) which relate to the Registration Statement and the actions to be taken in connection with the Offering (the “Resolutions”); and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that upon payment to the Company of the consideration per Share in such amount and form as shall be determined by the Board or an authorized committee thereof, the Shares, when issued and sold in the Offering pursuant to and as described in the Registration Statement, as declared effective by the SEC, will be duly authorized, validly issued, fully paid and non-assessable.

We are members of the Bar of the State of Israel and this opinion is limited to the laws of the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction other than those of the State of Israel. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We understand that you wish to file this opinion with SEC as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K and to reference our firm's name under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to update, advise or supplement such opinions to reflect any facts, circumstances, events or developments that may be hereafter brought to our attention or any changes in law that may hereafter occur or which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ Pearl Cohen Zedek Latzer Baratz

Pearl Cohen Zedek Latzer Baratz

Azrieli Center, Round Tower, 18th Floor |Tel-Aviv, 67021 Israel | Office: 972-3-607-3777 | Fax: 972-3-607-3778

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